UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Santarus, Inc. (“Santarus”) announced that Schering-Plough HealthCare Products, Inc. (“Schering-Plough”) has submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for a Zegerid® branded omeprazole/sodium bicarbonate product in a 20 mg dosage strength of omeprazole. Schering-Plough is seeking FDA approval to sell the product in the U.S. over-the-counter (“OTC”) heartburn market.
     The NDA was submitted under the terms of a license agreement between Santarus and Schering-Plough signed in October 2006. Under the agreement, Santarus licensed exclusive rights to Schering-Plough under Santarus’ patented proton pump inhibitor (“PPI”) technology to develop, manufacture, market and sell Zegerid branded OTC products in the lower dosage strength of 20 mg of omeprazole for heartburn-related indications in the U.S. and Canada. Santarus previously received from Schering-Plough a $15 million upfront license fee in 2006 and a $5 million milestone payment in 2007 relating to progress on clinical product development strategy. Santarus is entitled to receive up to an additional $22.5 million in regulatory milestones and up to an additional $37.5 million in sales milestones. Santarus will also be entitled to a low double-digit royalty, subject to adjustment in certain circumstances, on net sales of any OTC products sold by Schering-Plough under the license agreement. In turn, Santarus will be obligated to pay royalties to the University of Missouri on net sales of any such OTC products.
     Santarus is continuing to manufacture, promote and sell its Zegerid (omeprazole/sodium bicarbonate) prescription products in both 20 mg and 40 mg dosage strengths of omeprazole in the U.S. prescription market for PPI products.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: whether the FDA accepts the Schering-Plough NDA for filing or ultimately approves the NDA in a timely manner or at all; whether, subject to receipt of FDA approval, Schering-Plough is able to generate market demand and acceptance for Zegerid branded OTC products and, in turn, generate sales milestones and royalty payments for Santarus; Schering-Plough’s level of commitment, the potential for termination of the licensing arrangement and other risks related to the licensing arrangement; the scope and validity of patent protection for Zegerid products and Santarus’ and Schering-Plough’s ability to commercialize Zegerid products without infringing the patent rights of others; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated March 11, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: March 11, 2008	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release, dated March 11, 2008